UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012 (June 21, 2012)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2012, the Compensation Committee of the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) approved the promotion of Akshay K. Vaishnaw, M.D., Ph.D., to the position of Executive Vice President and Chief Medical Officer of the Company. Dr. Vaishnaw has been with the Company since January 2006 and has most recently served as the Company’s Senior Vice President and Chief Medical Officer since June 2011. From December 2008 until June 2011, Dr. Vaishnaw served as the Company’s Senior Vice President, Clinical Research and from January 2006 until December 2008 was the Company’s Vice President, Clinical Research.

In connection with Dr. Vaishnaw’s promotion, the Compensation Committee of the Board approved an increase in his annual base salary to $450,000 from $396,550. In addition, Dr. Vaishnaw’s target award percentage under the 2012 Annual Incentive Program (the “2012 Plan”) was increased to 50% from 40%, making his maximum cash award opportunity under the 2012 Plan $225,000.

On June 21, 2012, the Compensation Committee of the Board also approved an increase in annual base salary for Barry E. Greene, the Company’s President and Chief Operating Officer, to $500,000 from $449,904, effective immediately. As a result of this increase, Mr. Greene’s maximum cash award opportunity under the 2012 Plan will be $250,000. Mr. Greene’s annual base salary was increased at this time so that his total cash compensation, including his annual salary and annual cash bonus, will be more competitive with similar positions in the Company’s industry peer group.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 21, 2012. As of April 25, 2012, the record date for the Annual Meeting, 51,893,758 shares were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

1. The Company’s stockholders re-elected the three persons listed below as Class II directors, each to serve until the Company’s 2015 annual meeting of stockholders and until his or her successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dennis A. Ausiello, M.D.	33,349,268	139,336	8,560,193

John K. Clarke	31,704,248	1,784,356	8,560,193

Marsha H. Fanucci	32,468,371	1,020,233	8,560,193

The terms of office of the following directors continued after the Annual Meeting:

Victor J. Dzau, M.D.

John M. Maraganore, Ph.D.

Steven M. Paul, M.D.

Paul R. Schimmel, Ph.D.

Phillip A. Sharp, Ph.D.

Kevin P. Starr

2. The Company’s stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,257,308	3,176,758	54,538	8,560,193

3. The Company’s stockholders ratified the appointment by the Company’s Board of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,734,654	276,086	38,057	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: June 27, 2012	By:	/s/ Michael P. Mason
Michael P. Mason
Vice President, Finance and Treasurer